  Business Entity - Filing Acknowledgement 08/20/2021 Work Order Item Number: W2021081902057-1532374 Filing Number: 20211693677 Filing Type: Amendment After Issuance of Stock Filing Date/Time: 8/19/2021 3:32:00 PM Filing Page(s): 3 Indexed Entity Information: Entity ID:  C8333-1987 Entity Name:  INUVO, INC. Entity Status:  Active Expiration Date:  None Commercial Registered Agent CORPORATION SERVICE COMPANY 112 NORTH CURRY STREET, Carson City, NV 89703, USA   BARBARA K. CEGAVSKE Secretary of State     KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA   OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888             The attached document(s) were filed with the Nevada Secretary of  State, Commercial  Recording Division. The filing date and time  have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to  reference this document in the future.                       Respectfully,  BARBARA K. CEGAVSKE            Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

      NEVADA STATE BUSINESS LICENSE       INUVO, INC.         Nevada Business Identification # NV19871036809 Expiration Date: 10/31/2021 In  accordance with Title 7 of Nevada Revised Statutes, pursuant to proper  application duly filed and payment of appropriate prescribed  fees, the above named is hereby granted a Nevada State Business License  for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes.  License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202108201929044 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on  08/20/2021. BARBARA K. CEGAVSKE Secretary of State

Filed in the Office of Secretary of State State Of Nevada Business Number C8333-1987 Filing Number 20211693677 Filed On 8/19/2021 3:32:00 PM Number of Pages 3